Exhibit 99.1

Mallinckrodt plc Announces Early Results of Exchange Transactions
STAINES-UPON-THAMES, United Kingdom, November 19, 2019 - Mallinckrodt plc (NYSE: MNK) today announced (1) the early results of the previously announced offers by its wholly owned subsidiaries, Mallinckrodt International Finance S.A. and Mallinckrodt CB LLC (the “Issuers”) to Eligible Holders (as defined below) to exchange (the “Exchange Offers”) certain outstanding notes (collectively, the “Existing Notes”) issued by the Issuers for new 10.000% Second Lien Senior Secured Notes due 2025 to be issued by the Issuers (collectively, the “New Notes”) and solicitations of consents by the Issuers from Eligible Holders of each series of Existing Notes (other than the Existing 4.750% 2023 Notes) to Proposed Amendments (as defined below) to the indentures governing such Existing Notes (the “Consent Solicitations”) and (2) the Existing Notes anticipated to be exchanged with the Issuers, separate from the Exchange Offers, pursuant to that certain exchange agreement, dated as of November 5, 2019, by and among Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P. and Deerfield Private Design Fund IV, L.P. (such holders, the "Exchanging Holders") and the Issuers (the "Exchange Agreement").
The following table sets forth a summary of the total (a) tenders and consents validly received and not withdrawn pursuant to the Exchange Offers and Consent Solicitations, as of 5:00 p.m., New York City time, on November 19, 2019 (the “Early Delivery Time”), according to D.F. King & Co, Inc., the exchange agent and information agent for the Exchange Offers and Consent Solicitations and (b) Existing Notes anticipated to be exchanged and associated consents anticipated to be provided under the Exchange Agreement:

Title of Series of Existing Notes	CUSIP Number	Aggregate Principal Amount Outstanding	Principal Amount of Existing Notes Tendered Pursuant to the Exchange Offers and to be Exchanged Under the Exchange Agreement(1)	Percentage of Existing Notes Tendered Pursuant to the Exchange Offers and to be Exchanged Under the Exchange Agreement(1)	Principal Amount of New Notes to be Delivered(1)
Existing 4.875% 2020 Notes	561233 AB3; L6233L AB2	$698,000,000	$72,641,000	10.4%	$61,744,850
Existing 5.750% 2022 Notes	561233 AA5; L6233L AA4	$663,200,000	$52,546,000	7.9%	$24,959,350
Existing 4.750% 2023 Notes	561234 AE5	$350,076,000	$265,921,000	76.0%	$98,390,770
Existing 5.625% 2023 Notes	561233 AD9; L6233L AD8	$659,360,000	$144,485,000	21.9%	$61,406,125
Existing 5.500% 2025 Notes	561233 AC1; L6233L AC0	$596,137,000	$157,465,000	26.4%	$66,922,625

(1)
Includes tenders pursuant to the Exchange Offers, as of the Early Delivery Time, of (a) approximately $5.1 million aggregate principal amount of the Existing 4.875% 2020 Notes in exchange for approximately $4.3 million aggregate principal amount of New Notes, (b) approximately $52.5 million aggregate principal amount of the Existing 5.750% 2022 Notes in exchange for approximately $25.0 million aggregate principal amount of New Notes, (c) approximately $7.2 million aggregate principal amount of the Existing 4.750% 2023 Notes in exchange for approximately $2.7 million aggregate principal amount of New Notes, (d) approximately $46.0 million aggregate principal amount of the Existing 5.625% 2023 Notes in exchange for approximately $19.5 million aggregate principal amount of New Notes, and (e) approximately $82.3 million aggregate principal amount of the Existing 5.500% 2025 Notes in exchange for approximately $35.0 million aggregate principal amount of New Notes.

As of the Early Delivery Time, Mallinckrodt plc has not received the requisite consents from the holders of any series of Existing Notes that was the subject of a Consent Solicitation to amend (such amendments, the “Proposed Amendments”) the indenture governing such series of the Existing Notes (such indentures, the “Existing Indentures”) to eliminate substantially all of the restrictive covenants under the Existing Indentures, modify or eliminate certain other provisions of the Existing Indentures, and waive certain defaults and events of default, if any, under the Existing Indentures.
Eligible Holders who did not tender at or prior to the Early Delivery may still tender Existing Notes in the Exchange Offers until 11:59 p.m., New York City time, on December 4, 2019 (the “Expiration Time”), unless the Exchange Offers are extended or earlier terminated. Tenders may not be withdrawn after the Early Delivery Time, unless required by law.

As set forth in the Issuers' confidential offering memorandum and consent solicitation statement, dated November 5, 2019 (the "Offering Memorandum and Consent Solicitation Statement"), for each $1,000 principal amount of Existing Notes tendered after the Early Delivery Time and at or prior to the Expiration Time, Eligible Holders will receive the following consideration:

Existing Notes to be Exchanged	Principal Amount of New Notes to be Delivered
Existing 4.875% 2020 Notes	$800
Existing 5.750% 2022 Notes	$425
Existing 4.750% 2023 Notes	$320
Existing 5.625% 2023 Notes	$375
Existing 5.500% 2025 Notes	$375

We currently expect that the settlement date on which we will deliver the New Notes to participating Eligible Holders and to the Exchanging Holders will be December 6, 2019. The New Notes will be secured by a second lien security interest in all collateral that currently secures Mallinckrodt plc’s senior secured credit facilities (subject to certain exceptions described in the Offering Memorandum and Consent Solicitation Statement). The New Notes will be guaranteed by each entity that currently guarantees Mallinckrodt plc’s senior secured credit facilities (subject to certain exceptions described in the Offering Memorandum and Consent Solicitation Statement). The New Notes will accrue interest from the date of issuance. Eligible Holders will receive a cash payment for any amounts of accrued and unpaid interest on the Existing Notes.
Each Exchange Offer and corresponding Consent Solicitation for a series of Existing Notes is being made independently of the Exchange Offers and Consent Solicitations for the other series of Existing Notes and is not conditioned upon the completion of any of the other Exchange Offers and Consent Solicitations. The Issuers reserve the right to terminate, withdraw or amend each Exchange Offer or Consent Solicitation without also terminating, withdrawing or amending any of the other Exchange Offers and Consent Solicitations. The consummation of each Exchange Offer and corresponding Consent Solicitation is subject to, and conditional upon, the satisfaction or waiver of customary conditions, as described in the Offering Memorandum and Consent Solicitation Statement.
The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state or foreign securities laws. The New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offers and Consent Solicitations are only being made to persons who certify that they are (a) “qualified institutional buyers” as defined in Rule 144A under the Securities Act or (ii) are not, and are not acting on behalf of, a “U.S. person” as defined in Rule 902 of Regulation S under the Securities Act (such persons, “Eligible Holders”). As such, documents relating to the Exchange Offers and Consent Solicitations will only be distributed to holders of Existing Notes who complete and return an eligibility letter (“Eligibility Letter”) confirming that they are Eligible Holders of Existing Notes.
The complete terms and conditions of the Exchange Offers and Consent Solicitations are described in the Offering Memorandum and Consent Solicitation Statement, copies of which may be obtained by Eligible Holders by contacting D.F. King Co., Inc., the exchange agent and information agent in connection with the Exchange Offers and Consent Solicitations, at: (866) 356-7814 (toll free) or: (212) 269-5550 (bankers and brokers call collect) or email at mnk@dfking.com. The Eligibility Letter is available electronically at: www.dfking.com/mnk. A copy of the Exchange Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by Mallinckrodt with the Securities and Exchange Commission on November 5, 2019.

ABOUT MALLINCKRODT
Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The company’s Specialty Brands reportable segment’s areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology, pulmonology and ophthalmology; immunotherapy and neonatal respiratory critical care therapies; analgesics and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.
Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.
CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS
Statements in this document that are not strictly historical, including statements regarding the terms of the proposed settlement, statements regarding the ongoing lawsuits against Mallinckrodt plc and its subsidiaries, and any other statements regarding events or developments that the company believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.
There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Mallinckrodt operates; the commercial success of Mallinckrodt’s products; Mallinckrodt’s ability to realize anticipated growth, synergies and cost savings from acquisitions; conditions that could necessitate an evaluation of Mallinckrodt’s goodwill and/or intangible assets for possible impairment; changes in laws and regulations; Mallinckrodt’s ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings; Mallinckrodt’s and Mallinckrodt’s licensers’ ability to successfully develop or commercialize new products; Mallinckrodt’s and Mallinckrodt’s licensers’ ability to protect intellectual property rights; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; limited clinical trial data for Acthar Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt’s ability to navigate price fluctuations; future changes to U.S. and foreign tax laws; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; the effectiveness of information technology infrastructure; cybersecurity and data leakage risks; Mallinckrodt’s substantial indebtedness and its ability to generate sufficient cash to reduce its indebtedness; any future actions taken with respect to the Specialty Generics business; and Mallinckrodt plc’s ability to complete the Exchange Offers, the Consent Solicitations and the transactions contemplated by the Exchange Agreement, including the expected timing of completion of the Exchange Offers and receipt of the Requisite Consents in the Consent Solicitations.
These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 28, 2018, as updated by Mallinckrodt's Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2019. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.
CONTACTS

Investor Relations
Daniel J. Speciale, CPA
Vice President, Investor Relations and IRO
314-654-3638
daniel.speciale@mnk.com

Media
Daniel Yunger
Kekst CNC
212-521-4879
mallinckrodt@kekstcnc.com

Mallinckrodt, the “M” brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2019 Mallinckrodt.

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